investor.arrow.com Second Quarter 2022 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended July 2, 2022, and the company's 2021 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Throughout the document there are references to records for various financial results. Unless otherwise noted, a record means the highest financial result compared to all other second quarters.

3 3 Second-Quarter Summary Arrow Electronics experienced strong market demand for electronic components and associated design, engineering and supply chain services in the second quarter, leading to record quarterly sales. Arrow is helping customers navigate shortages and supply chain challenges so they can maintain production, bring new electronic products to market, and securely manage their applications and data. By helping to mitigate production risks and facilitate a continuous stream of products to market, Arrow deepens customer relationships and solidifies its position as a trusted partner. Capitalizing on strong sales with focused execution produced record quarterly gross profit, operating income and earnings per share. During the second quarter, demand for electronic components remained robust in all three regions of the global components business. Demand growth, year over year, was exceptionally strong in the Americas and EMEA regions, and was strong from industrial and aerospace and defense customers in both regions. A favorable mix of higher margin products and solutions, along with regional mix and higher prices, resulted in record quarterly operating income and margins. For the enterprise computing solutions business, global demand for complex IT solutions remained strong during the second quarter, particularly in the EMEA region which saw healthy growth in most technologies. Sales mix continued to be skewed toward software and cloud-based solutions, and hardware-related sales continued to face challenges from supply-chain bottlenecks. Hence, sales for the quarter were slightly above the midpoint of the prior guidance range. Returns metrics for consolidated Arrow are records for any second quarter, aided by record profitability and continued careful management of working capital. Cash was returned to shareholders through the repurchase of 1.9 million shares for $225 million. At the end of the second quarter, remaining repurchase authorization totaled approximately $288 million. $225 million in share repurchases during the quarter.

4 Consolidated sales were $9.46 billion Above the mid-point of the prior expectation of $9.04-$9.64 billion Changes in foreign currencies had negative impacts on growth of $291 million on sales and $.17 on earnings per share on a diluted basis, compared to the year earlier period. Slightly below the prior expectation of negative impacts of $300 million on sales and $.20 on earnings per share on a diluted basis. 4 Consolidated Overview Second Quarter 2022 * $ in millions, except per share data; may reflect rounding. Record second-quarter sales, gross profit operating income, and earnings per share Consolidated gross profit margin was 13.1% Up 140 basis points year over year due to higher margins in global components Operating income margin was 5.6% and non-GAAP operating income margin was 5.8% Interest and other expense, net was $39 million P&L Highlights* Q2 2022 Y/Y CHANGE Y/Y CHANGE ADJUSTED FOR CURRENCY Q/Q CHANGE Sales $9,461 10% 14% 4% Gross Profit Margin 13.1% 140 bps 150 bps -20 bps Operating Income $533 56% 63% 4% Operating Margin 5.6% 160 bps 170 bps flat Non-GAAP Operating Income $544 52% 58% 4% Non-GAAP Operating Margin 5.8% 160 bps 160 bps flat Net Income $370 54% 62% 2% Diluted EPS 5.54 72% 81% 4% Non-GAAP Net Income $386 55% 63% 3% Non-GAAP Diluted EPS 5.78 73% 82% 6% Operating expenses as a percentage of sales were 7.4%, down 20 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.3%, down 20 basis points year over year Slightly above our prior expectation of $36 million due to higher rates on floating rate debt

5 5 Effective tax rate was 23.5%, and non-GAAP effective tax rate was 23.6% Non-GAAP effective tax rate was in line with the prior expectation and the target long-term range of 23% - 25% Diluted shares outstanding were 67 million In line with the prior expectation Diluted earnings per share were $5.54 Above the prior expectation of $5.32 - $5.48 Non-GAAP diluted earnings per share were $5.78 Above the prior expectation of $5.48 - $5.64 A reconciliation of non-GAAP financial measures, including sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, net income per share, return on working capital, and return on invested capital to GAAP financial measures is presented in the reconciliation tables included herein. Second Quarter 2022

Components

Global



Operating Income ($ in millions)
$327
$339
$385
$392
$430
$437
$499
$506
$524
$531
Q2-'21
Q3-'21
Q4-'21
Q1-'22
Q2-'22
GAAP
Non-GAAP

ARROW

Record quarterly sales, operating income, and operating margin

Second-quarter sales increased 13% year over year

Sales of $7.5 billion were in line with the prior expectation of $7.29-$7.59 billion

Record quarterly sales

Lead times increased year over year and were stable compared to the prior quarter

Backlog increased significantly year over year

Book-to-bill was above parity in all regions

Operating margin of 7.0% increased 210 basis points year over year

Record quarterly operating income and operating margin

Non-GAAP operating margin of 7.1% increased 200 basis points year over year

Margins increased in all regions year over year

Return on working capital increased year over year

6

7 7 Components Second-quarter sales increased 26% year over year Record sales for any quarter Growth in sales across most verticals year over year Sales ($ in millions) Americas Record quarterly Americas components sales $1,971 $2,019 $2,137 $2,341 $2,479 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22

8 8 Components Second-quarter sales and gross margins were a record for any quarter Growth in transportation sales year over year Communications, consumer, and industrial sales decreased year over year Sales ($ in millions) Asia Record quarterly Asia components sales and gross profit $3,149 $3,009 $2,949 $2,932 $3,174 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22

9 9 Components Second-quarter sales increased 21% year over year Sales increased 37% year over year adjusted for changes in foreign currencies Record second-quarter sales Growth in sales across all major verticals year over year Sales ($ in millions) Europe Record quarterly sales, gross profit, and operating income $1,491 $1,596 $1,594 $1,927 $1,808 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22

10 10 Enterprise Computing Solutions Global Second-quarter sales increased 2% year over year Sales increased 8% year over year adjusted for changes in foreign currencies Operating income increased 3.5% year over year Non-GAAP operating income increased 3.2% year over year Operating margin of 4.2% was flat year over year Non-GAAP operating margin of 4.3% was flat year over year Return on working capital remains favorable Operating Income ($ in millions) Enterprise computing solutions operating margin was flat year over year $81 $77 $155 $86 $84$83 $79 $157 $88 $86 GAAP Non-GAAP Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22

11 11 Second-quarter sales decreased 1% year over year Decreased demand for security, infrastructure applications, and networking year over year Demand growth in data intelligence, business applications, and hyper converged year over year Sales ($ in millions) Americas Enterprise computing solutions Americas sales decreased 1% year over year $1,167 $1,204 $1,357 $1,048 $1,161 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Enterprise Computing Solutions

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe Record quarterly sales and operating income $785 $685 $980 $827 $838 Q2-'21 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Second-quarter sales increased 7% year over year Sales increased 21% year over year adjusted for changes in foreign currencies Strong demand growth across most technologies year over year

13 131 Repurchased approximately $225 million of stock in the second quarter. Cash Flow from Operations Cash flow used for operating activities was $(83) million in the second quarter and was $(141) million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 32.4% in the second quarter, up 440 basis points year over year. ROWC (non-GAAP) was 33.1% in the second quarter, up 360 basis points year over year. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 19.3% in the second quarter, up 490 basis points year over year. ROIC (non-GAAP) was 19.7% in the second quarter, up 460 basis points year over year. Share Buyback We repurchased approximately 1.9 million shares for $225 million in the second quarter. Debt and Liquidity Net debt totaled $3.3 billion. Total liquidity was $2.3 billion when including cash of $226 million. Cash Flow, Returns, and Liquidity Second Quarter 2022

14 14 Outlook: Third Quarter 2022 We are expecting the average USD-to-Euro exchange rate for the third quarter of 2022 to be $1.02 to €1 compared to $1.18 to €1 in the third quarter of 2021. We estimate changes in foreign currencies to have negative impacts on growth of approximately $350 million on sales, and $.25 on earnings per share on a diluted basis compared to the third quarter of 2021. Guidance Third-Quarter 2022 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods Third-Quarter 2022 Guidance Reconciliation * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $8.92 billion to $9.52 billion Global Components $7.17 billion to $7.47 billion Global ECS $1.75 billion to $2.05 billion Diluted Earnings Per Share* $5.11 to $5.27 Non-GAAP Diluted Earnings Per Share* $5.27 to $5.43 Interest and other expense, net $46 million Diluted shares outstanding 65 million REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $5.11 to $5.27 $.10 $.06 $5.27 to $5.43 First Second Third Fourth 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31

15 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2022 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic, impacts of the conflict in Ukraine, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and the global enterprise computing solutions (“ECS”) markets, economic conditions, including changes in inflation rates, tax rates, or the availability of capital, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 15 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

16 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 16 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, noncontrolling interests, net income attributable to shareholders, effective tax rate, net income per share on a diluted basis, return on working capital, and return on invested capital. These non-GAAP measures are adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, pension settlement loss and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance, especially when comparing results with previous periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, and not as a substitute for data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth below.

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended July 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,460,842	$ —	$ —	$ —	$ 9,460,842
Gross Profit	1,236,214	—	—	—	1,236,214
Operating income	532,828	8,830	2,494	—	544,152
Income before income taxes	485,908	8,830	2,494	9,744	506,976
Provision for income taxes	114,413	2,263	362	2,356	119,394
Consolidated net income	371,495	6,567	2,132	7,388	387,582
Noncontrolling interests	1,161	133	—	—	1,294
Net income attributable to shareholders	$ 370,334	$ 6,434	$ 2,132	$ 7,388	$ 386,288
Net income per diluted share[3]	$ 5.54	$ 0.10	$ 0.03	$ 0.11	$ 5.78
Effective tax rate	23.5 %				23.6 %

Three months ended July 3, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges[4]	Other[2]	Non-GAAP measure
Sales	$ 8,562,631	$ —	$ —	$ —	$ 8,562,631
Gross Profit	1,000,105	—	—	—	1,000,105
Operating income	340,522	9,316	8,960	—	358,798
Income before income taxes	315,315	9,316	8,960	(6,545)	327,046
Provision for income taxes	74,113	2,382	2,088	(1,575)	77,008
Consolidated net income	241,202	6,934	6,872	(4,970)	250,038
Noncontrolling interests	561	150	—	—	711
Net income attributable to shareholders	$ 240,641	$ 6,784	$ 6,872	$ (4,970)	$ 249,327
Net income per diluted share[3]	$ 3.23	$ 0.09	$ 0.09	$ (0.07)	$ 3.34
Effective tax rate	23.5 %				23.5 %

Three months ended April 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,074,125	$ —	$ —	$ —	$ 9,074,125
Gross Profit	1,207,504	—	—	—	1,207,504
Operating income	510,376	9,018	4,898	—	524,292
Income before income taxes	478,356	9,018	4,898	(2,011)	490,261
Provision for income taxes	112,360	2,310	1,205	(486)	115,389
Consolidated net income	365,996	6,708	3,693	(1,525)	374,872
Noncontrolling interests	1,247	140	—	—	1,387
Net income attributable to shareholders	$ 364,749	$ 6,568	$ 3,693	$ (1,525)	$ 373,485
Net income per diluted share[3]	$ 5.31	$ 0.10	$ 0.05	$ (0.02)	$ 5.43
Effective tax rate	23.5 %				23.5 %

(1) Other includes (gain) loss on investments, net.

(2) Other includes gain on investments, net and pension settlement loss.

(3) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

(4) Restructuring & Integration charges include impairment related to various long-lived assets.

17

18 18 Return on Working Capital Reconciliation ($ in thousands) QUARTER ENDED July 2, 2022 July 3, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 532,828 $ 340,522 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 2,131,312 $ 1,362,088 Non-GAAP consolidated operating income $ 544,152 $ 358,798 x4 x4 Annualized non-GAAP consolidated operating income $ 2,176,608 $ 1,435,192 Denominator: Accounts receivable, net 10,851,466 8,846,715 Inventories 4,886,562 3,636,082 Less: Accounts payable 9,162,534 7,625,844 Working capital 6,575,494 4,856,953 Return on working capital 32.4% 28.0 % Return on working capital (non-GAAP) 33.1% 29.5%

19 19 Return on Invested Capital Reconciliation (1) Operating income, as reported, and non- GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended July 2, 2022 and July 3, 2021 to consolidated operating income, as adjusted less interest expense. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended July 2, 2022 and July 3, 2021 to non-GAAP consolidated operating income, as adjusted less interest expense. (4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. ($ in thousands) QUARTER ENDED July 2, 2022 July 3, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 532,828 $ 340,522 Equity in earnings of affiliated companies(1) 2,165 190 Less: Noncontrolling interests (1) 1,161 561 Consolidated operating income, as adjusted 533,832 340,151 Less: Tax effect(2) 125,948 80,081 After-tax consolidated operating income, as adjusted 407,884 260,070 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,631,536 $ 1,040,280 Non-GAAP consolidated operating income $ 544,152 $ 358,798 Equity in earnings of affiliated companies(1) 2,165 190 Less: Noncontrolling interests (1) 1,294 561 Non-GAAP consolidated operating income, as adjusted 545,023 358,427 Less: Tax effect(3) 128,678 84,514 After-tax non-GAAP consolidated operating income, as adjusted 416,345 273,913 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,665,380 $ 1,095,652 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 471,724 $ 359,157 Average long-term debt(4) 2,823,654 1,894,121 Average total equity(4) 5,413,583 5,219,454 Less: Average cash and cash equivalents 234,193 235,886 Invested capital $ 8,474,768 $ 7,236,846 Return on invested capital 19.3% 14.4 % Return on invested capital (non-GAAP) 19.7% 15.1%